                                                                   EXHIBIT 10.29


                                CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                               AMENDMENT NO. 4 TO
                        THE LICENSE AND SUPPLY AGREEMENT
                         BETWEEN COR THERAPEUTICS, INC.
                                       AND
                                  SOLVAY, S. A.



        THIS AMENDMENT NO. 4 to the License and Supply Agreement (the "Amendment") is entered into between COR Therapeutics, Inc. ("COR"), a Delaware corporation, with its principal offices at 256 East Grand Avenue, South San Francisco, California, USA 94080, and Solvay, Societe Anonyme ("Solvay"), a Belgian corporation, with its principal offices at 33, rue du Prince Albert, 1050 Bruxelles, Belgium, each on behalf of itself and its Affiliates. This Amendment shall be effective on April 1, 1997 (the "Amendment Effective Date").

RECITALS

        WHEREAS, COR and Solvay entered into a License and Supply Agreement dated 27 July 1994 (the "License and Supply Agreement") and a Long Term Supply Agreement dated 28 September 1995 (the "Long Term Supply Agreement") to provide for the manufacture of a bulk peptide product and for the supply of that product to COR for commercial and clinical use; and

        WHEREAS, Solvay has agreed that COR may utilize [*] on certain terms;
and

        WHEREAS, the Parties desire to clarify certain matters related to the transfer of technology and communications between the Parties.

        NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment, COR and Solvay hereby amend the License and Supply Agreement as follows.

        In this Amendment, capitalized terms shall have the meanings provided herein or otherwise provided by the License and Supply Agreement. Headings are for the convenience of the Parties only, and shall not be of any force or substance.

1.      Section 1.7 shall be deleted and replaced with the following:


                                       1.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

        1.7 "INTEGRILIN" shall refer to a specific peptide designated by COR and known as Integrilin(TM), which same peptide was known previously as "Integrelin", the chemical structure of which is known to Solvay because of the prior business relationship between COR and Solvay. Any references herein to Integrelin shall be deemed to refer to Integrilin.

2.      Section 1.9 shall be deleted and replaced with the following:

        1.9 "NET BULK SALES" shall mean as to each calendar quarter the gross invoiced sales price charged for all Bulk Products sold to COR [*] or a Secondary Source, after deducting the following items paid by COR during such calendar quarter with respect to sales of Bulk Product hereunder regardless of the calendar quarter in which such sales were made, provided and to the extent that such items are incurred, and are included in the price charged:

                (a)     trade, quantity and case discounts or rebates;

                (b) credits or allowances given or made for rejection or return of previously sold Bulk Product;

                (c) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of Bulk Product and borne by the seller thereof; and

                (d)     any charges for freight or insurance in a CIF sale.

3.      Section 1.13 shall be inserted after Section 1.12 as follows:

        1.13 "STEP ONE INTERMEDIATES" shall refer to those Bulk Product Intermediates, [*] which exist upon completion of the manufacture of Bulk Product through a certain step (designated by the Parties as "Step One").

4.      Section 2.2 shall be deleted and replaced with the following:

        2.2 Secondary Supply. COR shall have the right to establish a Secondary Source for the manufacture of Bulk Product by the Licensed Process for COR. The Secondary Source shall be [*] COR and Solvay agree that [*] would be acceptable as the Secondary Source. COR will notify Solvay of the establishment of the Secondary Source. In the event COR terminates a supply arrangement with a Secondary Source, COR may establish an alternate Secondary


                                       2.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

Source. COR shall notify Solvay within [*] of such a termination of supply arrangements with a Secondary Source. Further, after the Secondary Source is established, COR may use [*]. COR's future requirements for Bulk Product [*] COR wants to entertain certain [*]. Therefore, after the Secondary Source is established, COR shall [*] purchase from Solvay [*] of its total, worldwide requirements for Bulk Product on a year-to-year basis (to the extent that such [*] does not exceed the manufacturing capacity planned by Solvay to produce Bulk Product) for the time period during which royalties are payable under this Agreement. For purposes of the preceding sentence, such planned capacity shall be determined for a particular calendar year X on [*]. Notwithstanding the above however, COR may purchase from such Secondary Source [*] of its requirements in the event of any breach or default of Solvay of any supply arrangement between COR and Solvay, for so long as the breach or default remains uncured. [*] COR may establish an additional, "Back-up" Secondary Source for the manufacture of Bulk Product. In the event that COR wishes to establish [*] then COR and Solvay shall negotiate in good faith, before [*].

5.      Section 3.1 shall be deleted and replaced with the following:

        3.1 Grant by Solvay. Solvay hereby grants to COR under the Solvay Patents and Solvay Know-how an irrevocable (subject to Section 5.2), sole -- with Solvay and Solvay Affiliates -- worldwide license, with right to sublicense to the Secondary Source and the Back-up Secondary Source, to develop, use for regulatory or legal purposes, sell, have sold, and either manufacture if COR is the Secondary Source and/or Back-up Secondary Source, or have manufactured by the Secondary Source and/or Back-up Secondary Source [*] Integrilin and products containing Integrilin produced practicing the Solvay Know-how or the Licensed Process. In addition, Solvay hereby grants to COR the right, within the foregoing license, to [*] to have Bulk Product manufactured by [*] for COR produced by practicing the [*] Solvay Know-how or the Licensed Process, [*]. No other rights than those expressly provided in this Agreement, the Long Term Supply Agreement, and the Supply Agreement are granted by Solvay to COR or any Secondary Source by implication or otherwise. COR [*]. Any rights sublicensed to the Secondary Source or Back-up Secondary Source, pursuant to this Section 3.1 shall not be further transferred without the prior written consent of Solvay. For the purpose of this Section 3.1, "sole" license shall mean that Solvay shall not grant to any third party any right during the



                                       3.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]
term of this Agreement under the Solvay Patents and Solvay Know-how to manufacture bulk peptide products containing Integrilin or to use or sell Bulk Products manufactured thereby.

6.      Section 3.3 shall be deleted and replaced with the following:

        3.3 Process Improvements The Parties acknowledge that Solvay or COR may develop or acquire improvements to the manufacturing materials, equipment, procedure, Solvay Know-how or Licensed Process in the course of fulfilling its obligations under this Agreement and the Supply Agreement. Solvay agrees to obtain COR's consent prior to implementing such improvements, or any changes in the Licensed Process or in any [*]. Any such improvements developed or acquired by Solvay which are used commercially by Solvay or [*] and/or the Secondary Source and/or Back-up Secondary Source for making bulk peptide products containing Integrilin shall be deemed to be within the definition of Licensed Process or Solvay Know-how as licensed in Section 3.1.

        Except as provided below, COR hereby agrees to use [*] and/or to establish a Secondary Source (and/or Back-up Secondary Source) only if it agrees to grant back to COR a non-exclusive, worldwide, royalty-free license, sublicenseable by COR to entities entitled to practice the Licensed Process, to use any improvements to the manufacturing materials, equipment, procedure, Solvay Know-how or the Licensed Process related to this Agreement which are developed or acquired by [*] or such Secondary Source, to develop, use, sell, have sold, [*] or have manufactured by [*] and/or the Secondary Source (and/or Back-up Secondary Source) [*] of this Agreement, Integrilin and products containing Integrilin.

        However, for [*] the Secondary Source established by COR pursuant to
Section 2.2 of this Agreement, any sublicense to [*] those improvements which are developed or acquired by Solvay upon or after [*] and whose use in the Licensed Process would have a significant impact on the economics of the practice of the Licensed Process or on the quality of the products produced thereby, and such improvements [*].

        COR hereby agrees to sublicense the rights granted to it pursuant to this Section 3.3 by [*] or a Secondary Source (and/or Back-up Secondary Source) to Solvay, for use by Solvay during any time period wherein Solvay is supplying COR with Bulk Product, pursuant to the terms of any supply arrangement between COR and Solvay. COR agrees that it will use any such [*] or Secondary Source improvements to manufacture Bulk Product [*] is the Secondary



                                       4.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

Source, [*] COR [*] or Secondary Source improvements to manufacture Bulk Product [*] Secondary Source when COR [*].

        For purposes of this Section 3.3, COR, Solvay, [*] and any Secondary Source shall exchange rights to the improvements specified in this Section 3.3 which are developed or acquired by any of them during the time period between the Effective Date and [*] at which time COR and Solvay agree to consider in good faith, in consultation with [*] or any Secondary Source, whether or not the exchange of improvements should be continued [*].

        In the event that COR [*], COR hereby agrees to grant to Solvay a worldwide, royalty-free license, without right to sublicense, to use any improvements to the manufacturing materials, equipment, procedure, Solvay Know-how or the Licensed Process related to this Agreement which are owned or developed by COR, to develop, manufacture, have made, use, sell and have sold Integrilin and products containing Integrilin, according to the terms of this Agreement, and for use by Solvay during any time period wherein Solvay is supplying COR with Bulk Product, pursuant to the terms of any supply arrangement between COR and Solvay.

        In the event that, despite good faith negotiations, a potential Secondary Source with whom COR desires to contract is unable or refuses to grant rights to its improvements to COR for further sublicense, then COR agrees that any [*] or [*] by Solvay upon or after the establishment of that Secondary Source shall [*] that Secondary Source, to be [*].

7.      Section 3.5 shall be deleted and replaced with the following:

        3.5 Technology Transfer to the Secondary Source. Promptly upon the notification by COR to Solvay of the planned commencement of Bulk Product manufacture by [*] for COR, or of the establishment of the Secondary Source or the Back-up Secondary Source pursuant to Sections 2.2, 3.3 and 3.5 of this Agreement, and updated at least quarterly, Solvay shall provide to the Secondary Source, and to [*] if applicable, in a written form, [*] Solvay Know-how useful for the manufacture of Bulk Product, including by way of example, [*] and any documents which result from inspection by governmental agencies [*]. Solvay shall disclose [*]. During the term of this Agreement, Solvay shall continue to provide such technical assistance and access to information as may be useful for [*] and/or the Secondary Source to manufacture Bulk Product by the Licensed Process and to obtain appropriate regulatory approvals for the sale of products containing Integrilin.



                                       5.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

        COR shall require [*] and the Secondary Source to agree that such Solvay Know-how shall be distributed by [*] and/or the Secondary Source only to those employees designated by [*] and/or the Secondary Source as having a need to know such information, and who sign personal obligations of confidentiality with Solvay with respect to Solvay Confidential Information. COR shall require [*] and the Secondary Source to further agree to guarantee such personal obligations of confidentiality made by its employees, respectively.

8.      Section 3.7 shall be inserted after Section 3.6 as follows:

        3.7 TECHNOLOGY TRANSFER AGENTS. Solvay agrees that COR may designate [*] Technology Transfer Agents ("TTAs"). The mission of the TTAs shall be to participate in the technology transfer team appointed to transfer the Solvay Know-How to [*] [*] or a Secondary Source established pursuant to Section 2.2 of this Agreement (the "Mission"). The Mission shall terminate on the earlier of either the production under appropriate regulatory approvals related to manufacturing by [*] and the Secondary Source of an aggregate amount of [*] of Bulk Product for COR [*] or [*] of the supply, to [*] or to the Secondary Source pursuant to Section 3.5 of this Agreement, of an initial disclosure package in a written form which would include:

        [*]

        In the event that COR entrusts its Secondary Source, [*] with the manufacture for COR of [*] the Mission shall be reactivated and shall terminate again on the earlier of either the production under appropriate regulatory approvals related to manufacturing by [*] of an aggregate amount of [*] of Bulk Product for COR [*] or [*] of the supply in a written form of the initial disclosure package described above - to [*] pursuant to Section 3.5 of this Agreement.

        In the event that an alternate Secondary Source is established pursuant to Section 2.2 of this Agreement, the Mission shall be reactivated and shall terminate again on the earlier of either the production under appropriate regulatory approvals related to manufacturing by such Secondary Source of an aggregate amount of [*] of Bulk Product for COR [*] or [*] of the supply in a written form of the initial disclosure package described above to such Secondary Source pursuant to Section 3.5 of this Agreement.

        SOLVAY shall disclose promptly to the TTAs all information sufficient to enable them to complete the Mission. Each TTA will be under confidentiality obligations to SOLVAY in accordance with the Confidentiality Agreement given in Exhibit E. The persons utilized as



                                       6.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

TTAs may be changed by COR with the prior written approval of Solvay, such approval not to be unreasonably delayed or withheld.

9.      Section 4.9 shall be deleted and replaced with the following:

        4.9 Expenses for Training and Technology Transfer. COR shall pay to Solvay, as compensation for technical assistance to COR, [*] or the Secondary Source in the transfer of information including the Solvay Know-how and the Licensed Process, and for training to personnel of [*] or the Secondary Source [*] the amount of [*] any Solvay employee is providing such technical assistance or training. From the [*] this amount shall be [*] for the [*]. COR shall also bear all actually incurred [*] for Solvay personnel working for the benefit of COR or [*] or the Secondary Source [*] upon invoice, with supporting documentation, from Solvay.

10.     Section 6.7 shall be deleted and replaced with the following:

        6.7 Performance by Secondary Source. COR shall remain responsible and be guarantor of the performance by [*] or the Secondary Source under this Agreement and the Supply Agreement and shall cause [*] or the Secondary Source to comply with the provisions of this Agreement and the Supply Agreement in connection with such performance.

11.     Section 8.2 shall be deleted and replaced with the following:

        8.2 Authorized Disclosure. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, COR shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this Section 8.0, Solvay Confidential Information to [*] or any Secondary Source permitted under Sections 2.2 and 3.0 of this Agreement. Nothing in this



                                       7.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

Section 8.0 shall restrict any Party from using for any purpose any information developed by it during the course of this Agreement. Neither Party shall disclose Confidential Information of the other Party in any patent filings without the prior written consent of the disclosing Party.

12.     Section 8.5 shall be deleted and replaced with the following:

        8.5 Confidentiality and Limitation on Use COR agrees, and shall require [*] and the Secondary Source to agree, to not disclose Solvay Know-how to any third party and not to use Solvay Know-how for any purpose other than the production of Bulk Product, except for necessary disclosures to governmental agencies such as the U.S. Food and Drug Agency and its equivalents, according to the provisions of Section 8.0. COR shall require [*] and the Secondary Source to sign a three-way confidentiality agreement (with COR and Solvay) in the form of Exhibit D or in a form substantially similar to that of Exhibit D hereto but having changes agreed to by COR and Solvay.

13. Except as otherwise amended herein, the License and Supply Agreement shall remain in full force and effect.



                                       8.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective on the date set forth above.



COR THERAPEUTICS, INC.                      SOLVAY, S.A.


By:                                         By:
   --------------------------------            --------------------------------


Title:                                      Title:
      -----------------------------               -----------------------------



Exhibit E:  Technology Transfer Agent Confidentiality Agreement



                                       9.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                            CONFIDENTIALITY AGREEMENT


                  This Agreement is entered into effective as July 16, 1996 among:

                  SOLVAY, Societe Anonyme ("SOLVAY"), a Belgian corporation, with its principal offices at 33, rue du Prince Albert, 1050 Brussels, Belgium, on behalf of itself and its Affiliates; and

                  COR Therapeutics, Inc. ("COR"), a Delaware corporation, with its principal offices at 256 East Grand Avenue, South San Francisco, California 94080, USA, on behalf of itself and its Affiliates; and

                  [*] ("RECIPIENT"), a designee of COR with an address at [*]
                  USA.



                  WITNESSETH:

                  WHEREAS, COR owns certain patent rights, trademarks and know-how relating to a product called INTEGRILIN(TM),

                  WHEREAS, SOLVAY has developed a unique and valuable patented and proprietary process useful for the manufacture of peptides, and is practising the said process for the manufacture of bulk peptide products containing INTEGRILIN(TM) sold to COR pursuant to several Agreements entered into between SOLVAY and COR,

                  WHEREAS, SOLVAY has agreed to disclose confidential information relating to its process to RECIPIENT, who has been duly appointed by COR to participate in technology transfer team in charge of the transfer of SOLVAY's technology to COR's Secondary Source of supply of INTEGRILIN(TM) and to [*] the production of bulk peptide products containing INTEGRILIN(TM) for the account of SOLVAY.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

                  1.0. CERTAIN DEFINITIONS

                  For the purposes of this Agreement, the following terms shall have the following meanings:



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                  1.1. "Affiliates" shall mean any entity or person which
                  controls, is controlled by or is under common control with either Party. For purposes of this section 1.1., "control" shall mean:

                  a) in the case of corporate entities, the direct or indirect ownership of at least one-half of the stock or participating shares entitled to vote for the election of directors, and

                  b) in the case of a partnership, the power to direct the management and policies of such partnership.

                  Without limitation on the foregoing and for purposes of this Agreement, PEPTISYNTHA & Cie, Societe en Nom Collectif ("PEPTISYNTHA"), which is a fully owned subsidiary of SOLVAY and an entity existing under the laws of Belgium and having its principal offices at 310, rue de Ransbeek, 1120 Brussels, Belgium, is deemed an Affiliate of SOLVAY.

                  1.2. "Agreement Purpose" shall mean the participation of RECIPIENT in the technology transfer team appointed to Transfer SOLVAY's technology to COR's Secondary Source of supply and [*]

                  1.3 "SOLVAY Confidential Information" shall mean any or all confidential information relating to the process developed by SOLVAY for the manufacture of bulk peptide products containing INTEGRILIN(TM).

                  1.4.     "Effective Date" shall mean 07/16, 1996.

                  1.5. "INTEGRILIN(TM)" shall mean a specific peptide designated by COR and known as INTEGRILIN(TM), the chemical structure of which is known to the Parties pursuant to the terms of separate agreements entered into with COR.

                  1.6.     "Party" shall mean SOLVAY, COR or RECIPIENT.

                  2.0.     DISCLOSURE OF SOLVAY CONFIDENTIAL INFORMATION

                  2.1. SOLVAY shall disclose to RECIPIENT SOLVAY Confidential Information sufficient to enable RECIPIENT to fulfil the Agreement Purpose.

                  2.2 SOLVAY Confidential Information disclosed under paragraph 2.1 hereabove may be disclosed in tangible form, such as in writing and marked "Confidential", or provided



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                  orally. SOLVAY confidential Information must be indicated to be confidential at the time of its first disclosure to RECIPIENT.

         3.0.     CONFIDENTIALITY AND EXCEPTIONS

         3.1. RECIPIENT hereby agrees, regarding SOLVAY Confidential Information, that he/she shall:

                  (a) make no use of said information, except for the Agreement Purpose;

                  (b) not disclose said information to any party or person other than a possible second person appointed by COR to fulfil the Agreement Purpose and who shall have signed a confidentiality agreement similar to this Agreement;

                  (c) not disclose said information to COR;

                  (d) not disclose to any party or person either the existence of this Agreement or its underlying discussions except for the Agreement Purpose;

                  (e) take the same steps to protect said information as he/she takes to protect the proprietary and confidential information of COR.

         3.2. The obligations under paragraph 3.1 hereabove shall not, however, apply to any SOLVAY Confidential Information which:

                  (a) RECIPIENT can prove is at the time of disclosure or thereafter becomes public knowledge through no fault or negligence of RECIPIENT, or

                  (b) RECIPIENT can prove was known to him/her, prior to the receipt of such Confidential Information from SOLVAY, or

                  (c) is lawfully obtained by RECIPIENT from any party not bound by a secrecy obligation towards SOLVAY relating to the Confidential Information.

         For the purposes of this paragraph 3.2, information shall not be deemed to be public knowledge or known on the ground only that:




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                  (i) the general principle is public knowledge or known to
                  RECIPIENT if the particular practice is not itself public knowledge or so known, or

                  (ii) it constitutes a combination of or is drawn from information which is public knowledge or known to RECIPIENT unless the combination itself and its principle and mode of operation is also public knowledge or known to the RECIPIENT.

                  4.0. DOCUMENTS DELIVERY OR DESTRUCTION

                  Upon the written request of SOLVAY, RECIPIENT undertakes to promptly deliver it, or destroy if so instructed by it, all documents furnished by SOLVAY to RECIPIENT and constituting Confidential Information, as well as all copies thereof which might be in his/her possession.

                  5.0. NO IMPLIED LICENSE

                  Nothing in this Agreement shall be construed as to grant RECIPIENT any title or right or license to own or use at any time the SOLVAY Confidential Information, except as expressly set forth herein.

                  6.0. COR'S RESPONSIBILITY

                  COR shall guarantee the performance of this Agreement by RECIPIENT.

                  7.0. TERM

                  This Agreement shall become effective on the Effective Date and shall remain in effect for six (6) months. The provisions of Article 3 shall however survive until [*].

                  8.0. GENERAL PROVISIONS

                  8.1. Notices

                  All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by given facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, properly addressed to the address of the Party to be notified as shown below:



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                  If to SOLVAY:

                  SOLVAY S.A.
                  DCR-LC
                  310, rue de Ransbeek
                  B - 1120 Brussels, Belgium

                  Attention  General Manager Research and Development

                  If to COR:

                  President, COR Therapeutics, Inc.
                  256 East Grand Avenue
                  South San Francisco, California 94080, USA

                  If to RECIPIENT:

                  [*]

                  or to such other address as to which any Party may notify the others. Any notice sent by facsimile transmission or telex shall be followed within twenty-four (24) hours by a signed notice sent by first class mail, postage prepaid.

                  8.2. Assignment and Delegation

                  RECIPIENT may not assign his/her rights and/or delegate his/her obligations under this Agreement to any third party without the prior consent of SOLVAY and COR.

                  8.3. Amendment

                  No amendment or modification of the terms of this Agreement shall be binding on any Party unless reduced to writing and signed by the respective authorised officers of SOLVAY and COR and by RECIPIENT.

                  8.4. Publicity

                  The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules or orders, no information concerning this Agreement and the transactions contemplated herein shall be made public by any Party without the prior written consent of the others.

                  8.5. Waiver



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                  Failure of any Party to insist upon strict observance of or compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance or compliance with the other terms hereof, at that point in time or in the future.

                  8.6. Counterparts

                  This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

                  8.7 Governing Law

                  This Agreement shall be governed by the laws of England. SOLVAY, COR and RECIPIENT consent to the exclusive jurisdiction and venue of the Courts of England.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement, in three original copies.


SOLVAY S.A.                                 COR THERAPEUTICS, INC.




By:                                         By:
   --------------------------------            --------------------------------


Title:                                      Title:
      -----------------------------               -----------------------------



                                    RECIPIENT

                                       [*]







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